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                          SECURITY CAPITAL CORPORATION

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                            STOCK PURCHASE AGREEMENT

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                            Dated as of April 6, 1999





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                            STOCK PURCHASE AGREEMENT

            AGREEMENT, dated as of April 6, 1999, among SECURITY CAPITAL CORPORATION, a Delaware corporation (the "Company"), and CP Acquisition, L.P. No. 1 (the
"Investor").

            WHEREAS, the Company proposes to issue and sell to the Investor an aggregate of 1,136,364 shares or such lesser number of shares to which the parties hereto agree (the "Shares") of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company for $4.40 per share.

            WHEREAS, the aggregate purchase price for the Shares shall be the number of Shares sold multiplied by $4.40 (the "Purchase Price").

            WHEREAS, the Investor desires to purchase the Shares;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1. SALE AND PURCHASE. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date (as defined below), the Shares. The Investor shall pay to the Company the Purchase Price for the Shares.

            2. CLOSING.

                  (a) The closing of the sale and purchase by the Investor of the Shares (the "Closing") shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at the hour of 10:00 A.M., Eastern Standard Time, on April 6, 1999 or at such other time and at such other place as the parties shall agree (the "Closing Date").

                  (b) At the Closing, the Company shall deliver to the Investor a certificate evidencing the Shares, which shall be registered in the Investor's name, against delivery to the Company of payment by check or wire transfer of immediately available funds to an account specified in writing by the Company on or before the Closing Date in an amount equal to the Purchase Price.

            3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to and agrees with the Investor as follows (which representations, warranties and agreements shall survive the Closing Date):

                  3.1 EXECUTION, ETC. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect of any

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applicable bankruptcy, reorganization, insolvency (including without limitation all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  3.2 CONSENTS. No consent, approval or authorization of, or any registration, filing, qualification or declaration with, any federal, state, local or foreign governmental authority or any other person is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  3.3 NO VIOLATIONS, ETC.. Neither the consummation of the transactions contemplated by this Agreement, nor the fulfillment of the terms of this Agreement by the Company conflicts with, results in a breach of or constitutes a default under any agreement, contract, mortgage, note, undertaking, indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which its assets are subject, or any judgment, writ, decree, order, statute, rule or regulation applicable to the Company or to which its assets are subject.

            SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
                       INVESTOR.

            The Investor represents and warrants to and agrees with the Company as follows (which representations, warranties and agreements shall survive the Closing Date):

                  4.1 EXECUTION, ETC. This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  4.2 CONSENTS. No consent, approval or authorization of, or any registration, filing, qualification or declaration with, any federal, state, local or foreign governmental authority or any other person is required on the part of the Investor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  4.3 NO VIOLATIONS, ETC. Neither the consummation of the transactions contemplated by this Agreement, nor the fulfillment of the terms of this Agreement by the Investor conflicts with, results in a breach of or constitutes a default under any agreement, contract, mortgage, note, undertaking, indenture or other agreement or instrument to which the Investor is a party or by which it is bound or to which its assets are subject, or any judgment, writ, decree, order, statute, rule or regulation applicable to the Investor or to which its assets are subject.

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            SECTION 5. COVENANTS AND OTHER AGREEMENTS

                  5.1 LISTING OF EXCHANGE SHARES. The Company will use its best efforts to cause all of the Shares to be listed on the Pacific Exchange or any other securities exchange or any interdealer quotation system on which similar securities issued by the Company are listed.

                  5.2 REGISTRATION RIGHTS. The Investor is hereby granted rights relating to the registration of the Shares under the Securities Act of 1933, as amended, identical to any such rights previously granted to Capital Partners, Inc. and/or its affiliates in respect of shares of Class A Common Stock owned by any of them.

            SECTION 6. CONDITIONS TO THE PARTIES' OBLIGATIONS

                  6.1 CONDITIONS TO THE INVESTOR'S OBLIGATION. The Investor's obligation to purchase the Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

                        (a) The representations and warranties of the Company shall be true and accurate in all respects at and as of the Closing Date.

                        (b) The Company shall have performed in all respects all obligations required by this Agreement to be performed by it before or on the Closing Date.

                  6.2 CONDITIONS TO THE COMPANY'S OBLIGATION. The Company's obligation to issue the Shares is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                        (a) The representations and warranties of the Investor set forth in this Agreement shall be true and accurate in all respects at and as of the Closing Date.

                        (b) The Investor shall have performed in all respects all obligations required by this Agreement to be performed by it on or before the Closing Date.

            SECTION 7. MISCELLANEOUS

                  7.1 BENEFITS; ASSIGNMENTS. This Agreement shall inure exclusively to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company or the Investor without the prior written consent of the other.

                  7.2 AMENDMENT AND WAIVER. No provision of this Agreement may be amended or otherwise modified except in writing executed by the Company and the Investor. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provisions of this Agreement. The failure of a party to insist upon strict adherence to any term of

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this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  7.3 GOVERNING LAW; HEADINGS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, except to the extent that the Delaware General Corporation Law applies, in which case such law shall apply. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

                  7.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  7.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and both of which together will be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

                  7.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the sale and purchase by the Investor of the Shares. Any certificate or other document delivered pursuant to or in connection with this Agreement shall be deemed to be part of this Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                          SECURITY CAPITAL CORPORATION

                                          By: /s/ A. GEORGE GEBAUER

                                              Name:  A. George Gebauer
                                              Title: President


                                          CP ACQUISITION, L.P. NO.1

                                          By: Capital Partners, Inc.
                                              General Partner


                                          By: /s/ A. GEORGE GEBAUER

                                              Name:  A. George Gebauer
                                              Title: Vice President

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